UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 27, 2009
Allegheny Technologies Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-12001	25-1792394

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1000 Six PPG Place, Pittsburgh, Pennsylvania	15222-5479

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (412) 394-2800
N/A

(Former name or former address, if changed since last report).
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On May 27, 2009, Allegheny Technologies Incorporated (the “Company”) executed and delivered an underwriting agreement (the “Senior Notes Underwriting Agreement”), by and among the Company and Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. on behalf of themselves and the other underwriters named therein (the “Senior Notes Underwriters”), relating to the issuance and sale of $350,000,000 aggregate principal amount of the Company’s 9.375% Senior Notes due 2019 (the “Senior Notes”). The offering and sale of the Senior Notes are expected to be completed on June 1, 2009. Under the terms of the Senior Notes Underwriting Agreement, the Company has agreed to indemnify the Senior Notes Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute payments that the Senior Notes Underwriters may be required to make because of any of those liabilities. The Senior Notes will be issued pursuant to a base indenture expected to be dated as of June 1, 2009, between the Company and The Bank of New York Mellon, N.A., as trustee, as supplemented by a supplemental indenture expected to be dated as of June 1, 2009. A copy of the Senior Notes Underwriting Agreement is filed herewith as Exhibit 1.1.
     On May 27, 2009, the Company executed and delivered an underwriting agreement (the “Convertible Notes Underwriting Agreement”), by and among the Company and J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. on behalf of themselves and the other underwriters named therein (the “Convertible Notes Underwriters”), relating to the issuance and sale of $350,000,000 aggregate principal amount of the Company’s 4.25% Convertible Senior Notes due 2014 (the “Convertible Notes”). The Company has granted the Convertible Notes Underwriters a 30-day option to acquire up to an additional $52,500,000 aggregate principal amount of Convertible Notes. The offering and sale of the Convertible Notes are expected to be completed on June 2, 2009. Under the terms of the Convertible Notes Underwriting Agreement, the Company has agreed to indemnify the Convertible Notes Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute payments that the Convertible Notes Underwriters may be required to make because of any of those liabilities. The Convertible Notes will be issued pursuant to a base indenture expected to be dated as of June 1, 2009, between the Company and The Bank of New York Mellon, N.A., as trustee, as supplemented by a supplemental indenture expected to be dated as of June 2, 2009. A copy of the Convertible Notes Underwriting Agreement is filed herewith as Exhibit 1.2.
     The foregoing is not a complete discussion of the Senior Notes Underwriting Agreement or the Convertible Notes Underwriting Agreement. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Senior Notes Underwriting Agreement and the Convertible Notes Underwriting Agreement attached to this Current Report as Exhibits 1.1 and 1.2, respectively, which are incorporated herein by reference.

Item 8.01.	Other Events.
     On May 27, 2009, the Company announced the respective pricings of its offerings of Senior Notes and Convertible Notes. The Company’s press release announcing the respective pricings of its offerings of Senior Notes and Convertible Notes is set forth in its entirety and filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit 1.1	Underwriting Agreement dated May 27, 2009, among Allegheny Technologies Incorporated and Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as representatives of the several underwriters named therein.

Exhibit 1.2	Underwriting Agreement dated May 27, 2009, among Allegheny Technologies Incorporated and J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., as representatives of the several underwriters named therein.

Exhibit 99.1	Press release dated May 27, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHENY TECHNOLOGIES INCORPORATED
By:	/s/ Jon D. Walton
Jon D. Walton
Executive Vice President, Human Resources, Chief Legal and Compliance Officer, General Counsel and Corporate Secretary
Dated: May 29, 2009

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 1.1	Underwriting Agreement dated May 27, 2009, among Allegheny Technologies Incorporated and Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as representatives of the several underwriters named therein.

Exhibit 1.2	Underwriting Agreement dated May 27, 2009, among Allegheny Technologies Incorporated and J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., as representatives of the several underwriters named therein.

Exhibit 99.1	Press release dated May 27, 2009.